Exhibit 99.1
NEWS FROM
CABLEVISION BOARD OF DIRECTORS APPROVES
MOVING FORWARD WITH RAINBOW SPIN-OFF
Bethpage, N.Y., December 16, 2010 — Following the exploration of a possible spin-off of its Rainbow Media Holdings LLC business, Cablevision Systems Corporation (NYSE: CVC) today announced that its board of directors has authorized the company’s management to move forward with the leveraged spin-off of Rainbow Media to Cablevision’s stockholders. The spin-off would be structured as a tax-free pro rata distribution to stockholders and is expected to be completed by mid-year 2011, subject to necessary approvals.
Cablevision President and CEO James L. Dolan commented: “We are moving forward with the spin-off of Rainbow from Cablevision, which will create two distinct companies — one led predominantly by a premiere cable business and another that houses an attractive portfolio of successful programming assets. We believe this will provide both Cablevision and Rainbow with greater flexibility to freely pursue their own strategic objectives and individual business plans, while allowing investors to more clearly evaluate each of the separate companies’ assets and future potential.”
As part of the leveraged spin-off, a refinancing of what will be the new Rainbow would create new debt, a portion of which would be used to repay approximately $1.25 billion of Cablevision and/or CSC Holdings, LLC debt. It is anticipated that the spin-off would be in the form of a pro rata distribution to all stockholders of Cablevision, with holders of Class A common stock receiving Class A shares in Rainbow and holders of Class B common stock receiving Class B shares in Rainbow. Both Cablevision and Rainbow would continue to be controlled by the Dolan family through their ownership of Class B shares.
The new Rainbow’s assets will include:
•	National programming networks: AMC, WE tv, IFC, Sundance Channel and Wedding Central
•	IFC Entertainment, an independent film business that consists of multiple brands — including IFC Films, IFC Productions and the IFC Center
•	Rainbow Network Communications, a full service network programming origination and distribution company, delivering programming to the cable, satellite and broadcast industries
Businesses that will remain a part of Cablevision include the cable and telecommunications businesses, Newsday, News 12 Networks, MSG Varsity and Clearview Cinemas.
Completion of the spin-off is subject to a number of external conditions, including receipt of a private letter ruling from the Internal Revenue Service, the filing and effectiveness of a Form 10 with the Securities and Exchange Commission and the finalization of the terms and conditions of the required financing, as well as final approval by Cablevision’s board of directors. In late November, the company submitted a private letter ruling request to the IRS regarding the leveraged spin-off.
Cablevision reiterated that it is not considering the sale of Rainbow or its cable and telecommunications business.
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Page 2 — Cablevision Board of Directors Approves Moving Forward With Rainbow Spin-off
Cablevision Systems Corporation (NYSE: CVC) is one of the nation’s leading media and entertainment companies.
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update the forward-looking statements contained herein.
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Contacts:	Charles Schueler	Patricia Armstrong
	Executive Vice President	Senior Vice President
	Media and Community Relations	Investor Relations
	Cablevision Systems Corporation	Cablevision Systems Corporation
	(516) 803-1013	(516) 803-2270